Exhibit 10.21

AGREEMENT AND AMENDMENT NO. 5

TO SECOND LIEN CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 5 TO SECOND LIEN CREDIT AGREEMENT (“Agreement”) dated as of December 20, 2012 (the “Effective Date”) is by and among Jones Energy Holdings, LLC, a Delaware limited liability company (“Borrower”), the undersigned subsidiaries of the Borrower as guarantors (the “Guarantors”), the Lenders (as defined below) party to the Credit Agreement (as defined below) immediately prior to the effectiveness of this Agreement (the “Existing Lenders”), Wells Fargo Energy Capital, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and JPMorgan Chase Bank, N.A. (the “New Lender” and, together with the Existing Lenders, the “Lender Parties”).

RECITALS

A.                                    The Borrower is party to that certain Second Lien Credit Agreement dated as of December 31, 2009 among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), and the Administrative Agent as heretofore amended (as so amended, the “Credit Agreement”).

B.                                    Pursuant to that certain Purchase and Sale Agreement dated as of November 28, 2012 (as the same may be modified or amended prior to the Effective Date pursuant to amendments or modifications that are not materially adverse to the Lenders unless approved by the Administrative Agent, the “Subject PSA”) by and among the Borrower and Chalker Energy Partners III, LLC and certain other participating owners listed therein (collectively, the “Sellers”), the Borrower has agreed to purchase certain oil and gas properties located in Texas from the Sellers for an aggregate purchase price of $250,000,000, subject to adjustment as set forth therein (the “Subject Assets”; and the acquisition of such Subject Assets pursuant to the Subject PSA and the Reverse 1031 Exchange (as defined below), the “Subject Acquisition”).

C.                                    The Borrower intends to use the purchase of the Subject Assets to effect a reverse like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Reverse 1031 Exchange”) pursuant to which Jones Panhandle Acquisition, LLC, a Delaware limited liability company and a single member, sole purpose entity and wholly owned subsidiary of EPC (as defined below) as the exchange accommodation titleholder (the “Interim Holder”) will purchase the Subject Assets on behalf of the Borrower using proceeds from funds advanced by the Borrower to the Interim Holder, under a secured promissory note issued by the Interim Holder (the “Interim Note”) payable to the order of the Borrower.

D.                                    In connection with the Subject Acquisition, the Borrower has requested that the Existing Lenders and the New Lender (i) provide commitments to make additional Loans pursuant to the Credit Agreement in an aggregate principal amount equal to $40,000,000, the proceeds of which will be used to partially fund the Interim Note, and (ii) agree to amend certain provisions of the Credit Agreement.

E.                                     The New Lender has agreed to provide a portion of such additional Loans and to become a party to the Credit Agreement as a Lender thereunder pursuant to the terms hereof.

F.                                      Subject to the terms and conditions of this Agreement, the Lender Parties have agreed to (i) provide commitments to make additional Loans pursuant to the Credit Agreement in an aggregate principal amount equal to $40,000,000 and (ii) amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Defined Terms.

(a)                                 As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, as amended hereby.

(b)                                 In addition, the term “Subject Acquisition Transactions” means, collectively, the Subject Acquisition, the increase in the Commitments pursuant hereto, the increase in the Borrowing Base under the Senior Revolving Credit Agreement contemplated in the First Lien Amendment (as defined in Section 8 below), the borrowings under the Credit Agreement, as amended hereby, and the Senior Revolving Credit Agreement to occur on the Effective Date, the Equity Contribution (as defined in Section 8(k) below) and the payment of fees, commissions and expenses in connection with each of the foregoing.

Section 2.                                           Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                           Joinder of New Lender.  The New Lender hereby agrees to become a party to the Credit Agreement as a Lender thereunder and agrees to perform in accordance with the terms thereof all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender thereunder.  The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (C) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, and (D) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 4.                                           Additional Loans.  Subject to the terms of this Agreement, each Lender Party agrees to make on the Effective Date a Loan to the Borrower in the principal amount set forth next to such Lender Party’s name on Exhibit A attached hereto (which amount shall be the amount of such Lender Party’s Commitment as of the Effective Date).  The aggregate principal amount of each Lender Party’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is set forth in Exhibit B attached hereto.

Section 5.                                           Consent to First Lien Amendment Fees; Consent to Intercreditor Amendment.

(a)                                 The Lenders hereby consent to the payment by the Borrower of fees payable in connection the First Lien Amendment which are acceptable to the Arranger.  The consents by the Lenders described in this Section 5 are limited to the increase in the Borrowing Base under the Senior Revolving Credit Agreement effected pursuant to the First Lien Amendment.

(b)                                 Each party hereto hereby (i) acknowledges that it has received a copy of the Intercreditor Amendment (as defined in Section 8 below), and (ii) consents to the amendments to the Intercreditor Agreement to be effected thereby.

Section 6.                                           Amendments to Credit Agreement.

(a)                                 Recital A of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

A.                                     The Borrower has requested that the Lenders provide second lien term loans in the aggregate principal amount of $160,000,000 on behalf of the Borrower.

(b)                                 Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Amendment No. 5” means that certain Agreement and Amendment No. 5 to Second Lien Credit Agreement dated as of December 20, 2012 among the parties thereto which amends this Agreement.

“Amendment No. 5 Effective Date” means the effective date of Amendment No. 5.

“Annualized EBITDAX” means:

(a) as of December 31, 2012, the sum of (i) Chalker EBITDAX for the fiscal quarter then ending multiplied by four plus (ii) Non-Chalker EBITDAX for the period of four consecutive fiscal quarters then ending on such date;

(b) as of March 31, 2013, the sum of (i) Chalker EBITDAX for the period of two consecutive fiscal quarters then ending multiplied by two plus (ii) Non-Chalker EBITDAX for the period of four consecutive fiscal quarters then ending on such date; and

(c) as of June 30, 2013, the sum of (i)Chalker EBITDAX for the period of three consecutive fiscal quarters then ending multiplied by one and one-third plus (ii) Non-Chalker EBITDAX for the period of four consecutive fiscal quarters then ending on such date.

“Chalker Acquisition” means the acquisition by the Borrower, through the Interim Holder, of Oil and Gas Properties located in the State of Texas pursuant to the Chalker PSA.

“Chalker Assets” means the Oil and Gas Properties located in the State of Texas and acquired by the Borrower, through the Interim Holder, pursuant to the Chalker PSA.

“Chalker EBITDAX” means the portion of EBITDAX that is directly attributable to the Oil and Gas Properties acquired by the Borrower under the Chalker Acquisition.

“Chalker Like-Kind Exchange” means the reverse like-kind exchange under Section 1031 of the Code involving the purchase by the Borrower, through the Interim Holder, of the Chalker Assets.

“Chalker PSA” means that certain Purchase and Sale Agreement dated as of November 28, 2012 by and among Chalker Energy Partners III, LLC and certain other participating owners and the Borrower.

“Collateral Assignment of Mortgage” means the collateral assignment of mortgage made by the Borrower in favor of the Administrative Agent which encumbers the Borrower’s right, title and interest in the Interim Mortgage.

“EPC” means EPC Exchange Corporation, a Washington corporation.

“Exchange Period” means the period commencing on the date on which the Interim Holder acquires the Chalker Assets and ending on the date on which the legal title to 100% of the Chalker Assets is transferred to any Credit Party; provided that, (a) at all times during such period (i) no Person other than the Interim Holder or a Credit Party shall hold the legal or the beneficial ownership of the Chalker Assets (other than as a result of a Disposition permitted under this Agreement) and (ii) all of the Chalker Assets shall be either (A) leased by the Borrower or a Credit Party or (B) subject to a management or operating agreement pursuant to which the Borrower or a Credit Party manages or operates such Chalker Assets, and (b) such period shall not exceed 180 days.

“Fifth Amendment Specified Representations”: means (a) the representations made by any Seller (as defined in the Chalker PSA) in the Chalker PSA which are material to the interests of the Lenders but only to the extent that the Borrower has the right to terminate its obligations under the Chalker PSA as a result of a breach of such representations and (b) the representations and warranties set forth in Sections 7.01, 7.02, 7.03(b)(ii), 7.08, the last two sentences of 7.21, 7.22 and 7.23.

“Interim Holder” means Jones Panhandle Acquisition, LLC, a Delaware limited liability company and a single member, sole purpose entity and wholly owned subsidiary of EPC.

“Interim Mortgage” means the deed of trust, in substantially the same form as attached as Exhibit E to that certain Agreement and Amendment No. 5 to Credit Agreement dated as of December 20, 2012 among the parties thereto which amends this Agreement, granted by the Interim Holder in favor of the Borrower and encumbering the Chalker Assets.

“Interim Note” means that certain secured promissory note dated December 20, 2012 made by the Interim Holder payable to the order of the Borrower in a principal amount no greater than the purchase price for the Chalker Assets purchased pursuant to the Chalker PSA.

“Non-Chalker EBITDAX” means EBITDAX minus the Chalker EBITDAX.

“Oil and Gas Properties of the Credit Parties” and “Oil and Gas Properties of any Credit Party” means (a) the Oil and Gas Properties owned by the Credit Parties or applicable Credit Party and (b) during the Exchange Period, the Chalker Assets owned by the Interim Holder.

(c)                                  Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by deleting the defined terms “Commitment”, “EBITDAX”, “Mortgaged Property”, and “Total Leverage Ratio” in their entirety and replacing them with the following corresponding terms:

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Effective Date, on the Amendment No. 1 Effective Date, on the Amendment No. 2 Effective Date, on the Amendment No. 3 Effective Date and on the Amendment No. 5 Effective Date, and “Commitments” means the aggregate amount of the Commitments of all Lenders.  The amount of each Lender’s Commitment as of the Amendment No. 5 Effective Date is set forth on Annex I.

“EBITDAX” means, for any period, the sum of (a) Consolidated Net Income of the Borrower for such period, plus (b) the following expenses or charges, without duplication and to the extent deducted in calculating such Consolidated Net

Income for such period: (i) Interest Expense, (ii) income taxes, (iii) depreciation, depletion, amortization, exploration expenses, and intangible drilling costs, (iv) other noncash charges and (v) to the extent expensed and recognized in the applicable period, the transaction fees and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Senior Revolving Credit Agreement and the closing of the Acquisition and the Equity Investment, minus (c) all noncash income added to Consolidated Net Income; provided that, EBITDAX for any applicable period shall be calculated on a pro forma basis (with such calculation made in accordance with guidelines for pro forma presentations set forth by the SEC or as otherwise reasonably acceptable to the Administrative Agent) after giving effect to all acquisitions or Dispositions involving proved, developed, producing Oil and Gas Properties (including the acquisition or Dispositions of Equity Interests in any Person owning proved, developed, producing Oil and Gas Properties) made during such period (a “Subject Transaction”), as if such Subject Transaction was consummated on the first day of such period; provided, however, the Borrower shall not be required to calculate the pro forma effect of any Subject Transaction unless the aggregate purchase price of all Subject Transactions consummated during such period exceeds the Threshold Amount, as hereinafter defined.  For purposes of this definition: (A) “Threshold Amount” means the greater of 5% of the then effective Borrowing Base under the Senior Revolving Credit Agreement and $10,000,000, (B) in calculating the aggregate purchase price of all Subject Transactions, the purchase price of acquisitions and Dispositions shall be aggregated and not netted, and (C) neither the Chalker Acquisition nor any other portion of the Chalker Like-Kind Exchange shall be considered a Subject Transaction and EBITDAX shall not be adjusted on pro forma basis as described above for any such transaction.

“Mortgaged Property” means (a) any Property owned by any Credit Party which is subject to the Liens existing and to exist under the terms of the Security Instruments and (b) during the Exchange Period, any portion of the Chalker Assets so long as (i) such asset is owned by the Interim Holder and is subject to the Liens existing under the Interim Mortgage and (ii) such Interim Mortgage is subject to the Liens existing under the Collateral Assignment of Mortgage.

“Total Leverage Ratio” means (a)  as of each of December 31, 2012, March 31, 2013 and June 30, 2013, the ratio of (i) Total Debt as of such date to (ii) Annualized EBITDAX as of such date, and (b) as of the last day of each fiscal quarter ending after June 30, 2013, the ratio of (i) Total Debt as of such date to (ii) EBITDAX for the period of four consecutive fiscal quarters then ending on such date.

(d)                                 Section 2.01 (Term Loan) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.01.                         Term Loan.  On the Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $40,000,000, on the Amendment No. 1 Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $15,000,000, on the Amendment No. 2 Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $35,000,000, and on the Amendment No. 3 Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $30,000,000.  Subject to the terms and conditions set forth herein, each Lender agrees to make on the Amendment No. 5 Effective Date, a Loan in dollars to the Borrower in an aggregate principal amount equal to such Lender’s Commitment on such date.  The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.  Any portion of the Commitments available on the Effective Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date, the Amendment No. 3 Effective Date or the Amendment No. 5 Effective Date and not drawn by the Borrower on or before 4:00 p.m. Houston, Texas time on the Effective Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date, the Amendment No. 3 Effective Date or the Amendment No. 5 Effective Date, as applicable, shall be permanently cancelled.

(e)                                  Section 2.02 (Loans and Tranches) of the Credit Agreement is hereby amended by replacing clause (a) in its entirety with the following:

(a)                                 Loans; Several Obligations.  Each Loan shall be made as part of a Tranche consisting of Loans made on the Effective Date, the Amendment No. 1 Effective Date, the Amendment No. 2 Effective Date, the Amendment No. 3 Effective Date or the Amendment No. 5 Effective Date, as applicable, by the Lenders party hereto on such date ratably in accordance with their respective Commitments on such date.  The failure of any Lender to fund its Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to fund its Loan as required.

(f)                                   Section 2.06 (Termination of Commitments) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.06.                         Termination of Commitments.  The Commitments shall terminate at 4:00 p.m. Houston, Texas time on the Amendment No. 5 Effective Date.

(g)                                  Section 6.02 (Additional Conditions) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

Section 6.02                            Additional Conditions.  The obligation of each Lender to fund its Loan (including the initial funding), is subject to the satisfaction of the following additional conditions:

(a)                                 At the time of and immediately after giving effect to the funding of the Loans, (i) in respect of the Loans made on the Amendment No. 5 Effective Date, no Event of Default shall have occurred and be continuing; provided that, the existence or non-existence of any Event of Default with respect to a breach of representations and warranties as of the Effective Date shall relate only to a breach of the Fifth Amendment Specified Representations, and (ii) in respect of the Loans made at times other than the Fifth Amendment Effective Date, no Default shall have occurred and be continuing.

(b) (i) With respect to the Loans made on the Amendment No. 5 Effective Date, the Fifth Amendment Specified Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof), and (ii) with respect to any Loans made before or after the Amendment No. 5 Effective Date, the representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date such Loan was made, except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date such Loan was made, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(c)                                  The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

(h)                                 Section 8.12 (Reserve Reports) of the Credit Agreement is hereby amended by replacing clause (a) in its entirety with the following:

(a)                                 On or before (i) February 10, 2013 and (ii) thereafter, January 10 and July 10 of each year, commencing July 10, 2013, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of January 1 or July 1, as applicable, of such year.  The Reserve Report to be delivered on or before January 10 (or such later date as provided above) of each year (and on February 10, 2013) shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report to be delivered on or before July 10 (or such later date as provided above) of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1st Reserve Report.

(i)                                     Section 8.12 (Reserve Reports) of the Credit Agreement is hereby further amended by replacing clause (c) in its entirety with the following:

(c)                                  With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) a certificate from a Responsible Officer certifying that, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct (it being understood that projections concerning volumes and production and cost estimates contained in such report are necessarily based upon professional opinions, estimates and projections upon which such Person is relying when making such certifications), (ii) the Borrower, the Guarantors and, during the Exchange Period, the Interim Holder, own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03 (subject to receipt of assignments from ExxonMobil under farmout agreements which are not more than twelve months past first production and subject to receipt of assignments from all other farmors under farmout agreements which are not more than six months past first production), (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower, the Interim Holder or any of the Guarantors to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last determination of the Borrowing Base under the Senior Revolving Credit Agreement except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and that the Engineered Value of such Oil and Gas Properties represents at least 80% (by value) of all Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered to the Administrative Agent most recently prior to the Reserve Report attached to such certificate and (vii) attached to the certificate is a list of all farmout agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report prior to the Reserve Report attached to such certificate. Promptly after the request of the Administrative Agent, the Borrower will deliver to the Administrative Agent true and correct copies of any Material Farmout Agreement listed on the certificate described in the immediately preceding sentence.

(j)                                    Section 8.13(c) of the Credit Agreement is hereby amended by deleting the words “Section 9.01(d)” and replacing them in their entirety with the words “Section 9.01(c)”.

(k)                                 Section 9.05 (Investments, Loans and Advances) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (q), (ii) replacing the period at the end of clause (r) with a semicolon and the word “and”, and (iii) adding the following new clause (s) to the end of such Section 9.05:

(s)                                   the loan made by the Borrower to the Interim Holder and evidenced by the Interim Note to fund the acquisition by the Interim Holder of the Chalker Assets as part of the Chalker Like-Kind Exchange.

(l)                                     Section 9.12(d) of the Credit Agreement is hereby amended by deleting the words “Section 9.01(d)” and replacing them in their entirety with the words “Section 9.01(c)”.

(m)                             Article IX (Negative Covenants) of the Credit Agreement is hereby amended by adding the following new Section 9.20 to the end thereof:

Section 9.20.                         Interim Holder; Chalker Assets.  Notwithstanding anything herein to the contrary, (a) the Borrower shall not create, assume, incur, or suffer or permit to exist, any Lien on or in respect of any Property of the Interim Holder during the Exchange Period other than (i) Excepted Liens, and (ii) Liens created pursuant to the Interim Mortgage, (b) the Borrower shall prohibit the Interim Holder, through covenants set forth in the Interim Mortgage, from incurring any Debt or encumbering the Chalker Assets with any Liens other than (i) Excepted Liens and (ii) Liens created pursuant to the Interim Mortgage, (c) the Borrower shall not amend, supplement, restate or otherwise modify the Interim Mortgage in any manner without the prior written consent of the Administrative Agent, (d) the Borrower shall, and shall cause the applicable Credit Party to, operate and maintain the Chalker Assets in accordance with the requirements set forth in this Agreement as if such Chalker Assets were owned directly by a Credit Party, including in compliance with Sections 8.04, 8.06, 8.07, 8.09, 8.10, 9.10. 9.12, 9.14, 9.16, 9.17, and 9.18 of this Agreement, and (e) if any Event of Default or a Borrowing Base Deficiency (as defined in the Senior Revolving Credit Agreement) has occurred and is continuing, then at the request of the Administrative Agent and within 5 Business Days after such request has been made (or such later date as may reasonably be acceptable to the Administrative Agent) (the “Request Period”), the Borrower shall (i) terminate the Exchange Period, (ii) either (x) purchase all of the Equity Interests of the Interim Holder for an aggregate purchase price of no more than $500 and comply with Section 8.14(b) above but only to the extent the Interim Holder is a Subsidiary of the Borrower at the end of the Request Period or (y) purchase all of the Chalker Assets from the Interim Holder for an aggregate purchase price of no more than $500, and (iii) execute and deliver a deed of trust in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, encumbering such Chalker Assets (or if such Chalker Assets are held by a Subsidiary, cause such Subsidiary to execute and deliver such deed of trust).  For the avoidance of doubt, if the Interim Holder is a Subsidiary as a result of actions required under the preceding clause (x), the Borrower shall comply with the requirements in Section 8.14(b) as to the Interim Holder within the Request Period rather than the 15 day period provided under Section 8.14(b).

(n)                                 Section 10.01 (Events of Default) of the Credit Agreement is hereby amended by adding the following new clause (q) to the end thereof:

(q)                                 At any time during the Exchange Period, (i) the Interim Holder or any Credit Party ceases to own the Chalker Assets (other than as a Disposition permitted under this Agreement), or (ii) any Mortgage Default under, and as defined in, the Interim Mortgage has occurred.

(o)                                 The Credit Agreement is hereby further amended by deleting Annex I (List of Commitments) attached thereto and replacing it with Exhibit A (List of Commitments) attached hereto.

(p)                                 The Credit Agreement is hereby further amended by deleting Exhibit D — Form of Compliance Certificate attached thereto and replacing it with the Exhibit D — Form of Compliance Certificate attached hereto as Exhibit F.

Section 7.                                           Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the Fifth Amendment Specified Representations are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any such representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the limited liability company power and authority of such Credit Party and have been duly authorized by appropriate limited liability company action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness (as such Indebtedness may be increased as a result of the transactions contemplated hereby); and (g) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and that are, or on the Effective Date will be, in full force and effect) is required by the Borrower for the increase in the Borrowing Base under the Senior Revolving Credit Agreement being effected to the First Lien Amendment or for the due execution, delivery and/or performance by each Credit Party of the Senior Revolving Credit Documents to be executed by such Credit Party in connection with the increase in the Borrowing Base under the Senior Revolving Credit Agreement contemplated by the First Lien Amendment.

Section 8.                                           Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent shall have received:

(i)                                     multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Existing Lenders and the New Lender;

(ii)                                  a copy of the fully executed Master Assignment, Agreement and Amendment No. 5 to the Senior Revolving Credit Agreement (“First Lien Amendment”) which amends the corresponding provisions therein in the same manner as the provisions of the Credit Agreement are being amended pursuant to this Agreement and which provides for the increase in the Borrowing Base under the Senior Revolving Credit Agreement to $490,000,000, in substantially the same form as attached hereto as Exhibit C;

(iii)                               a copy of the fully executed Amendment No. 2 to Intercreditor Agreement (the “Intercreditor Amendment”) in substantially the same form as attached hereto as Exhibit D;

(iv)                              executed original Notes, if any, requested by the Lender Parties made by the Borrower payable to such requesting Lender Parties in the amount of such Lender Party’s respective Loans after giving effect to the transactions contemplated hereby;

(v)                                 executed and notarized new mortgages  or deeds of trust or supplements to existing mortgages or deeds of trust covering additional Oil and Gas Properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, to the extent necessary to cause the Administrative Agent to have a second priority, perfected Lien (subject only to Liens permitted under Section 9.03 of the Credit Agreement) on at least 80% of the Engineered Value of the Oil and Gas Properties evaluated in the Reserve Reports most recently delivered to the Administrative Agent (taking into account the Subject Assets);

(vi)                              a certificate, dated as of the Effective Date, duly executed and delivered by the Borrower’s and each Guarantor’s Secretary or Assistant Secretary as to (A) no change in the officers’ incumbency delivered in connection with the closing of Agreement and Amendment No. 4 to Second Lien Credit Agreement dated as of November 5, 2012 (“Amendment No. 4”) among the Credit Parties, the Administrative Agent and certain of the Lenders, which amended the Credit Agreement, (B) no change in authorizing resolutions delivered in connection with the closing of Amendment No. 4, and (C) no change in organizational documents delivered in connection with the closing of Amendment No. 4 or, if any such changes have occurred, attaching new incumbency certificates, authorizing resolutions and/or organizational documents, as they case may be;

(vii)                           the original, executed Interim Note with a duly executed endorsement in favor of the Administrative Agent and in form and substance satisfactory to the Administrative Agent;

(viii)                        a true and complete copy of the following certified as such by the Borrower: (a) the pledge agreement pursuant to which EPC grants a security interest in the

Equity Interests of the Interim Holder to the Borrower, the terms of which include a consent by EPC of the pledge by the Borrower of the Interim Note and any and all Liens securing the Interim Holder’s obligations under the Interim Note to the Administrative Agent under the existing Security Instruments, (b) the Qualified Exchange Accommodation Agreement dated on or about the Effective Date among the Borrower, EPC Exchange Corporation (“EPC”) and the Interim Holder (the “QEAA”), and (c) the Interim Mortgage (as defined in Section 6(a) above);

(ix)                              a true and complete copy of the Subject PSA certified as such by the Borrower;

(x)                                 certificates of existence and good standing for the Borrower in its state of organization, which certificates shall be dated a date not sooner than 30 days prior to Effective Date;

(xi)                              a certificate, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of the Borrower as to governmental approvals, if any, with respect to this Agreement;

(xii)                           an opinion of Baker Botts L.L.P., counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(xiii)                        a solvency certificate by the chief financial officer of the Borrower with respect to the Borrower and its Subsidiaries after giving pro forma effect to the Subject Acquisition Transactions, confirming the solvency of the Borrower and its Subsidiaries, taken as a whole; and

(xiv)                       the collateral assignment of mortgage in form and substance reasonably satisfactory to the Administrative Agent which encumbers the Borrower’s rights in the Interim Mortgage.

(b)                                 The Administrative Agent shall have received evidence satisfactory to it that conditions precedent and all other actions necessary for the First Lien Amendment to become effective have been met or have occurred (other than the consents and agreements provided under this Agreement).

(c)                                  The Administrative Agent shall have received such title information as the Administrative Agent may reasonably require setting forth the status of title to at least 80% of the Engineered Value of the Oil and Gas Properties evaluated in the Reserve Reports most recently delivered to the Administrative Agent (taking into account the Subject Assets).

(d)                                 Arrangements satisfactory to the Agent shall have been made for the termination and release of all Liens encumbering the Subject Assets (other than Excepted Liens but excluding judgment Liens).

(e)                                  The Subject Acquisition shall have been, or shall contemporaneously with the Effective Date be, consummated substantially pursuant to the terms of the Subject PSA for a cash purchase price of $250,000,000 (subject to adjustments as set forth in the Subject PSA).

(f)                                   The representations and warranties in this Agreement shall be true and correct in all material respects.

(g)                                  To the extent requested by any Lender Party at least three Business Days prior to the Effective Date, the Credit Parties shall have provided the documentation and other information to such Lender Party that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)); provided that, if any Credit Party has revised its name, ownership structure, tax identification number or such other information required by regulatory authorities to be confirmed under the foregoing rules and regulations within three Business Days prior to the Effective Date, then the Credit Parties shall have provided such revised information to the Lender Parties prior to the Effective Date, or if acceptable to the Lender Parties, on the Effective Date.

(h)                                 The Borrower shall have paid all fees required to be paid on the closing of this Agreement as set forth in that certain Fee Letter dated November 28, 2012 among the Borrower, the Arranger, the Administrative Agent and the Senior Administrative Agent.

(i)                                     The Administrative Agent shall have received, to the extent requested by the Administrative Agent, (i) pro forma consolidated financial statements (to the extent available), production volume (prepared on a monthly basis) and revenue information (prepared on a monthly basis) for the Borrower and its Subsidiaries for the four-quarter period most recently ended prior to the Effective Date for which financial statements are available giving pro forma effect to the Subject Acquisition Transactions and a pro forma balance sheet of the Borrower and its Subsidiaries as of the Effective Date giving pro forma effect to the Subject Acquisition Transactions, and (ii)  projections prepared by management of balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, which will be prepared on a quarterly basis for the first year after the Effective Date and annually thereafter through the Maturity Date.

(j)                                    The sum of (i) the pro forma Availability on the Effective Date after giving effect to the Subject Acquisition Transactions, plus (ii) readily and immediately available cash held in deposit accounts of any Credit Party (other than the Cash Collateral Account); provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (A) Liens in favor of the Administrative Agent and the Senior Administrative Agent and (B) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts, plus (iii) the amount of earnest money deposited and held in the Escrow Account, as defined in and held pursuant to, the Chalker PSA, shall be equal to or greater than $40,000,000.

(k)                                 One or more of the Permitted Investors and/or other equity investors reasonably acceptable to the Arranger shall have made equity investments in the Borrower (which equity investments (A) are not subject to (and could not be at the request of the holders thereof or otherwise be subject to) mandatory sinking fund payments, mandatory dividends, redemptions at the option of the holder or other similar mandatory payment obligations and (B) do not permit such equity investments to be converted into indebtedness, except in each case upon the occurrence of a change of control pursuant to customary terms and/or to the extent that such payments are to be made at least six months after the Maturity Date) on the Effective Date in cash, in an aggregate amount of not less than $85,000,000.

(l)                                     (i) Since December 31, 2011, neither a Material Adverse Effect nor a Material Adverse Effect (as defined in the Senior Revolving Credit Agreement) shall have occurred, and (ii) since the “as of” date for the reserve report delivered to the Arranger covering the Subject Assets for purposes of determining the Borrowing Base under the Senior Revolving Credit Agreement as increased pursuant to the First Lien Amendment, (A) no material adverse change in the Acquired Assets, taken as a whole, has occurred and (B) no material adverse effect on the ability of the Sellers, the Borrower or any subsidiary thereof to produce, transport and process hydrocarbons from the Acquired Assets, taken as a whole, has occurred.

(m)                             The Borrower shall have entered into the hedges as detailed in Schedule I attached hereto for such volumes, periods and prices set forth therein.

Section 9.                                           Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  Except as expressly set forth herein, this Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

(d)                                 From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 10.                                    Reaffirmation of the Guarantee and Collateral Agreement.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (as defined in the

Guarantee and Collateral Agreement), as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee and Collateral Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 11.                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 12.                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13.                                    Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 14.                                    Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 15.                                    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

JONES ENERGY HOLDINGS, LLC

By:
Name:	Jonny Jones
Title:	Chief Executive Officer

GUARANTORS:

JONES ENERGY, LLC
NOSLEY ASSETS, LLC

Each by:
Name:	Craig Fleming
Title:	Executive Vice President and Chief Financial Officer

Signature page to Amendment No. 5 to Second Lien Credit Agreement

ADMINISTRATIVE AGENT/LENDER:

WELLS FARGO ENERGY CAPITAL, INC.,
as the Administrative Agent and a Lender

By:
Bryan McDavid
Director

Signature page to Amendment No. 5 to Second Lien Credit Agreement

LENDER:

UNIONBANCAL EQUITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

Signature page to Amendment No. 5 to Second Lien Credit Agreement

LENDER:

SIEMENS FINANCIAL SERVICES, INC.

By:
Name:
Title:

Signature page to Amendment No. 5 to Second Lien Credit Agreement

LENDER:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:
Name:
Title:

By:
Name:
Title:

Signature page to Amendment No. 5 to Second Lien Credit Agreement

NEW LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Name:	John C. Bass
Title:	Senior Vice President

Signature page to Amendment No. 5 to Second Lien Credit Agreement

EXHIBIT A

ANNEX I

LIST OF COMMITMENTS

(as of Amendment No. 5 Effective Date)

Name of Lender	Commitment Amount
Wells Fargo Energy Capital, Inc.	$25,000,000
Siemens Financial Services, Inc.	$0
UnionBanCal Equities, Inc.	$0
Credit Agricole Corporate and Investment Bank	$5,000,000
JPMorgan Chase Bank, N.A.	$10,000,000
TOTAL	$40,000,000

EXHIBIT B

OUTSTANDING LOANS

The aggregate outstanding principal amount of each Lender Party’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is as follows:

Name of Lender	Percentage	Aggregate Outstanding Principal Amount
Wells Fargo Energy Capital, Inc.	46.8750%	$75,000,000
Siemens Financial Services, Inc.	21.8750%	$35,000,000
UnionBanCal Equities, Inc.	12.5000%	$20,000,000
Credit Agricole Corporate and Investment Bank	12.5000%	$20,000,000
JPMorgan Chase Bank, N.A.	6.2500%	$10,000,000
TOTAL	100.00%	$160,000,000

EXHIBIT C

First Lien Amendment

[See attached.]

EXHIBIT D

Intercreditor Amendment

[See attached.]

EXHIBIT E

Form of Interim Mortgage

[See attached.]

EXHIBIT F

Form of Compliance Certificate

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

JONES ENERGY HOLDINGS, LLC

The undersigned hereby certifies that [          ] is the [          ] of Jones Energy Holdings, LLC, a Delaware limited liability company (“Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  This Compliance Certificate is delivered pursuant to Section 8.01(c) of the Second Lien Credit Agreement dated as of December 31, 2009 (as heretofore amended and as otherwise amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time, and Wells Fargo Energy Capital, Inc., as Administrative Agent.  Terms used herein, unless otherwise defined herein, have the meanings provided in the Credit Agreement.

Pursuant to Section 8.01(c) of the Credit Agreement, the undersigned hereby certifies, represents and warrants that, as of                  , 20     (the “Computation Date”) [must be a fiscal quarter end] and as of the date hereof:

1.                                      No Default has occurred and is continuing [or specify the details of the Default and describe the action that the Credit Parties propose to take with respect thereto].

2.                                      The representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the date hereof except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties are true and correct as of such specified earlier date [other than                                                             ].

3.                                      No change in Tax Basis Accounting or change in GAAP, as applicable, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 of the Credit Agreement [or specify any change and describe the effect of such change on the financial statements accompanying this certificate].

Exhibit F-1

4.             Financial Covenants:

(a)   The maximum Total Leverage Ratio permitted pursuant to clause (a) of Section 9.01 of the Credit Agreement on the Computation Date is 4.50 to 1.00.  The actual Total Leverage Ratio as of the Computation Date is        to 1.00, as computed on Attachment I hereto, and, accordingly, the covenant [has][has not] been complied with.

(b)   The minimum Current Ratio permitted pursuant to clause (b) of Section 9.01 of the Credit Agreement on the Computation Date is 1.0 to 1.0.  The actual Current Ratio as of the Computation Date is        to 1.0, as computed on Attachment II hereto, and, accordingly, the covenant [has][has not] been complied with.

(c)   If any Test Date shall have occurred during the fiscal quarter ending on the Computation Date, the minimum ratio of Total Proved PW10% to Total Debt permitted pursuant to clause (c) of Section 9.01 of the Credit Agreement on such Test Date is 1.5 to 1.0.  The actual ratio of Total Proved PW10% to Total Debt as of the applicable Test Date is        to 1.0, as computed on Attachment III hereto, and, accordingly, the covenant [has][has not] been complied with.

5.             Subsidiaries:  No Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate [or if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, identify the Subsidiary and certify that such Subsidiary has complied with Section 8.14 of the Credit Agreement].

IN WITNESS WHEREOF, the Borrower has caused this Compliance Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Borrower, by the [          ] of the Borrower as of                  , 20    .

JONES ENERGY HOLDINGS, LLC

By
Name:
Title:

Exhibit F-2

Attachment I(1)

(to     /    /     Compliance

Certificate)

TOTAL LEVERAGE RATIO

as of the last day of the fiscal quarter ending on the Computation Date, commencing with the fiscal quarter ending December 31, 2012

1.             Total Debt: without duplication, the outstanding amount of the following types of Debt(2) of the Borrower and its Consolidated Subsidiaries as of the last day of the fiscal quarter ending on the Computation Date:

(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments	$

(c)           all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person but excluding trade accounts payable in the ordinary course of business that are not overdue for a period of more than 60 days or, if overdue for more than 60 days, which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with the Designated Accounting Method)

$
(d) all obligations under Capital Leases	$
(e) all obligations under Synthetic Leases	$
(f) all Debt of others secured by (or for which the holder of

(1)  To be used for the fiscal quarter ending December 31, 2012, March 31, 2013 and June 30, 2013.  Use the “Alternative Attachment I” for each fiscal quarter ending after June 30, 2013.

(2)  The Debt of any Person shall include all obligations of such Person of the character described in the following calculation to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under the applicable Designated Accounting Method.  Notwithstanding the following calculation, “Debt” shall not include the Acquisition Related Costs or any obligations under any Swap Agreement or the CPDA.

Exhibit F-3

such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person	$

(g)           all Debt of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss

$

(h)           other than gas balancing arrangements in the ordinary course of business obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered

$
(i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability	$
(j) Disqualified Capital Stock	$
(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment	$
(l) The sum of Items 1(a) through 1(k)	$
2. EBITDAX(3) for the four fiscal quarters ending on the Computation Date (the amount equal to (a) plus (b) minus (c)):
(a) Consolidated Net Income: the aggregate of the net

(3)  EBITDAX for any applicable period shall be calculated on a pro forma basis (with such calculation made in accordance with guidelines for pro forma presentations set forth by the SEC or as otherwise reasonably acceptable to the Administrative Agent) after giving effect to all Subject Transactions, as if such Subject Transactions were consummated on the first day of such period; provided, however, the Borrower shall not be required to calculate the pro forma effect of any Subject Transaction unless the aggregate purchase price of all Subject Transactions consummated during such period exceeds the Threshold Amount.  For purposes hereof, (A) “Threshold Amount” means the greater of 5% of the then effective Borrowing Base and $10,000,000, (B) in calculating the aggregate purchase price of all Subject Transactions, the purchase price of acquisitions and Dispositions shall be aggregated and not netted, and (C) neither the Chalker Acquisition nor any other portion of the Chalker Like-Kind Exchange shall be considered a Subject Transaction and EBITDAX shall not be adjusted on pro forma basis as described above for any such transaction.

Exhibit F-4

income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with the applicable Designated Accounting Method; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which such Person or its Consolidated Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with the applicable Designated Accounting Method), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person; (ii) any extraordinary non- cash gains or losses during such period; and (iii) any non-cash gains or losses attributable to writeups or writedowns of assets

$
(b) without duplication, the following expenses or charges to the extent deducted in determining Consolidated Net Income:

(i)  Interest Expense: the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and its Consolidated Subsidiaries, for such period, including to the extent included in interest expense under the applicable Designated Accounting Method: (A) amortization of debt discount, (B) capitalized interest and (C) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under the applicable Designated Accounting Method

$
(ii) income taxes	$
(iii) depreciation of assets	$
(iv) depletion of assets	$
(v) amortization	$
(vi) exploration expenses	$

Exhibit F-5

(vii) intangible drilling costs	$
(viii) other noncash charges	$

(ix)  to the extent expensed and recognized in the applicable period, the transaction fees and expenses incurred in connection with the negotiation, execution and closing of the Credit Agreement and the Senior Revolving Credit Agreement and the closing of the Acquisition and the Equity Investment

$
(c) all noncash income added to Consolidated Net Income	$
3. EBITDAX = Item 2(a) plus Items 2(b)(i) through (ix) minus 2(c)	$

4.             Chalker EBITDAX for the four fiscal quarters ending on the Computation Date (the following items calculated and attributable to the Oil and Gas Properties acquired by the Borrower under the Chalker Acquisition):

(a)           Consolidated Net Income: the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with the applicable Designated Accounting Method; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which such Person or its Consolidated Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with the applicable Designated Accounting Method), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person; (ii) any extraordinary non- cash gains or losses during such period; and (iii) any non-cash gains or losses attributable to writeups or writedowns of assets

$
(b) without duplication, the following expenses or charges to the extent deducted in determining Consolidated Net Income:
(i) Interest Expense: the sum (determined without	$

Exhibit F-6

duplication) of the aggregate gross interest expense of the Borrower and its Consolidated Subsidiaries, for such period, including to the extent included in interest expense under the applicable Designated Accounting Method: (A) amortization of debt discount, (B) capitalized interest and (C) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under the applicable Designated Accounting Method

(ii) income taxes	$
(iii) depreciation of assets	$
(iv) depletion of assets	$
(v) amortization	$
(vi) exploration expenses	$
(vii) intangible drilling costs	$
(viii) other noncash charges	$
(c) all noncash income added to Consolidated Net Income	$
5. Chalker EBITDAX = Item 4(a) plus Items 4(b)(i) through (viii) minus 4(c)	$
6. Annualized Chalker EBITDAX(4) =
7. Non-Chalker EBITDAX = Item 3 minus Item 5
8. Sum of Item 6 plus Item 7
9. TOTAL LEVERAGE RATIO: ratio of Item 1(l) to Item 8	: 1.00

(4)  For purposes of calculating the Annualized Chalker EBITDAX, as of (a) the fiscal quarter ending December 31, 2012, the amount in this line Item 6 shall be calculated by multiplying the Chalker EBITDAX computed for the fiscal quarter ending December 31, 2012  (line item 5 above) by 4; (b) the fiscal quarter ending March 31, 2013, the amount in this line Item 5 shall be calculated by multiplying the Chalker EBITDAX computed for the two fiscal quarter period ending March 31, 2013(line item 5 above)  by 2; and (c) the fiscal quarter ending June 30, 2013, the amount in this line Item 6 shall be calculated by multiplying the Chalker EBITDAX computed for the three fiscal quarter period ending June 30, 2013 (line item 5 above) by 4/3.

Exhibit F-7

Alternative Attachment I(5)

(to     /    /     Compliance

Certificate)

TOTAL LEVERAGE RATIO
as of the last day of the fiscal quarter ending on the Computation Date, commencing with the fiscal quarter ending September 30, 2013

1.             Total Debt: without duplication, the outstanding amount of the following types of Debt(6) of the Borrower and its Consolidated Subsidiaries as of the last day of the fiscal quarter ending on the Computation Date:

(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments	$

(c)           all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person but excluding trade accounts payable in the ordinary course of business that are not overdue for a period of more than 60 days or, if overdue for more than 60 days, which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with the Designated Accounting Method)

$
(d) all obligations under Capital Leases	$
(e) all obligations under Synthetic Leases	$

(5)  To be used for each fiscal quarter ending after June 30, 2013.

(6)  The Debt of any Person shall include all obligations of such Person of the character described in the following calculation to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under the applicable Designated Accounting Method.  Notwithstanding the following calculation, “Debt” shall not include the Acquisition Related Costs or any obligations under any Swap Agreement or the CPDA.

Exhibit F-8

(f)            all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person

$

(g)           all Debt of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss

$

(h)           other than gas balancing arrangements in the ordinary course of business obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered

$
(i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability	$
(j) Disqualified Capital Stock	$
(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment	$
(l) The sum of Items 1(a) through 1(k)	$
2. EBITDAX(7) for the four fiscal quarters ending on the Computation Date (the amount equal to (a) plus (b) minus (c)):

(7)  EBITDAX for any applicable period shall be calculated on a pro forma basis (with such calculation made in accordance with guidelines for pro forma presentations set forth by the SEC or as otherwise reasonably acceptable to the Administrative Agent) after giving effect to all Subject Transactions, as if such Subject Transactions were consummated on the first day of such period; provided, however, the Borrower shall not be required to calculate the pro forma effect of any Subject Transaction unless the aggregate purchase price of all Subject Transactions consummated during such period exceeds the Threshold Amount.  For purposes hereof, (A) “Threshold Amount” means the greater of 5% of the then effective Borrowing Base and $10,000,000, (B) in calculating the aggregate purchase price of all Subject Transactions, the purchase price of acquisitions and Dispositions shall be aggregated and not netted, and (C) neither the Chalker Acquisition nor any other portion of the Chalker Like-Kind Exchange shall be considered a Subject Transaction and EBITDAX shall not be adjusted on pro forma basis as described above for any such transaction.

Exhibit F-9

(a)                                 Consolidated Net Income: the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with the applicable Designated Accounting Method; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which such Person or its Consolidated Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with the applicable Designated Accounting Method), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person; (ii) any extraordinary non- cash gains or losses during such period; and (iii) any non-cash gains or losses attributable to writeups or writedowns of assets

$
(b) without duplication, the following expenses or charges to the extent deducted in determining Consolidated Net Income:

(i) Interest Expense: the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and its Consolidated Subsidiaries, for such period, including to the extent included in interest expense under the applicable Designated Accounting Method: (A) amortization of debt discount, (B) capitalized interest and (C) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under the applicable Designated Accounting Method

$
(ii) income taxes	$
(iii) depreciation of assets	$
(iv) depletion of assets	$
(v) amortization	$
(vi) exploration expenses	$

Exhibit F-10

(vii) intangible drilling costs	$
(viii) other noncash charges	$

(ix) to the extent expensed and recognized in the applicable period, the transaction fees and expenses incurred in connection with the negotiation, execution and closing of the Credit Agreement and the Senior Revolving Credit Agreement and the closing of the Acquisition and the Equity Investment

$
(c) all noncash income added to Consolidated Net Income	$
3. EBITDAX = Item 2(a) plus Items 2(b)(i) through (ix) minus 2(c)	$
4. TOTAL LEVERAGE RATIO: ratio of Item 1(l) to Item 3	: 1.00

Exhibit F-11

Attachment II
(to     /    /     Compliance
Certificate)

CURRENT RATIO

as of the last day of the fiscal quarter ending on the Computation Date, commencing with the fiscal quarter ending December 31, 2012

1.                                      The consolidated current assets of the Borrower and its Consolidated Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133 or the equivalent of FAS 133 under Tax Basis Accounting if the Designated Accounting Method is Tax Basis Accounting)

$

2.                                      The consolidated current liabilities of the Borrower and its Consolidated Subsidiaries (excluding non-cash obligations under FAS 133 or the equivalent of FAS 133 under Tax Basis Accounting if the Designated Accounting Method is Tax Basis Accounting, and current maturities under the Credit Agreement)

$
3. CURRENT RATIO: the ratio of Item 1 to Item 2	: 1.0

Exhibit F-12

Attachment III
(to     /    /     Compliance
Certificate)

TOTAL PROVED PW10% TO TOTAL DEBT RATIO
as of the Test Date(8)

1.                                      Total Proved PW10%:

Total Proved PW10% - Total Proved PW10% shall be calculated such that (a) PV10% from PDP Reserves plus (d) Total PV10% from Hedge Volumes attributable to PDP Reserve Volumes (d) shall comprise not less than 60% of the Total Proved PW10%.

Hedge Volumes attributable to PDP Reserves shall mean those volumes currently hedged up to 100% of PDP volumes based on the most recently delivered reserve report. Hedge Volumes attributable to PUD Reserves shall mean those volumes currently hedged less those volumes considered to be Hedge Volumes attributable to PDP Reserve Volumes.

(a) Total PW10% from PDP Reserves:

(b) Total PW10% from PDNP Reserves:

(c) Total PW10% from PUD Reserves:

(d) Total PW10% from Hedge Volumes attributable to PDP Reserve Volumes:

(e) Total PW10% from Hedged Volumes attributable to PUD Reserve Volumes:

The calculation for Total Proved PW10% is shown below:

(f) a + d =

(g)  b + c + e =                 ; cannot be greater than 2/3rd of (f)

(h) f + g: Total Proved PW10%

$

2.                                      Total Debt: without duplication, the outstanding amount of the following types of Debt(9) of the Borrower and its Consolidated Subsidiaries as of the last day of the fiscal quarter ending on the Computation Date:

$
(a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments	$
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments	$

(8)  Attachment IV is to be delivered only with respect to any fiscal quarter during which a Test Date has occurred.

(9)  The Debt of any Person shall include all obligations of such Person of the character described in the following calculation to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under the applicable Designated Accounting Method.  Notwithstanding the following calculation, “Debt” shall not include the Acquisition Related Costs or any obligations under any Swap Agreement or the CPDA.

Exhibit F-13

(c)                                  all obligations of such Person to pay the deferred purchase price of property or services (including all reimbursement, payment or other obligations or liabilities of such Person created or arising under any conditional sale or title retention agreement with respect to property used or acquired by such Person but excluding trade accounts payable in the ordinary course of business that are not overdue for a period of more than 60 days or, if overdue for more than 60 days, which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with the Designated Accounting Method)

$
(d) all obligations under Capital Leases	$
(e) all obligations under Synthetic Leases	$

(f)                                   all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person

$

(g)                                  all Debt of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss

$

(h)                                 other than gas balancing arrangements in the ordinary course of business obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered

$
(i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability	$
(j) Disqualified Capital Stock	$

Exhibit F-14

(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment	$
(l) The sum of Items 2(a) through 2(k)	$
3. TOTAL PROVED PW10% TO TOTAL DEBT RATIO: the ratio of Item 1 to Item 2(l)	: 1.0

Exhibit F-15

Schedule I

Required Hedges

						‘13-’17
	2013E	2014E	2015E	2016E	2017E	Total
Crude Oil
Required Minimum Hedge Volume (Mbbl)	644	640	362	177	134	1,956
Required Minimum Price Per Bbl	$88.77	$88.85	$87.81	$86.96	$86.96

Natural Gas
Required Minimum Hedge Volume (MMcf)	2,425	2,981	2,014	1,161	942	9,522
Required Minimum Price Per Mcf	$3.94	$4.20	$4.34	$4.52	$4.52

NGLs
Required Minimum Hedge Volume (Mbbl)	380	470	318	183	148	1,499
Required Minimum Price Per Bbl	$27.52	$27.54	$27.24	$26.96	$26.96